Exhibit 32.2

STATEMENTS REQUIRED BY 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT

TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Solidion Technology, Inc. (the “Company”), for the year ended December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-K”), I, Vlad Prantsevich, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

1.	The Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:	April 15, 2026

By:	/s/ Vlad Prantsevich
Vlad Prantsevich, Chief Financial Officer
(Principal Financial Officer)